Exhibit 1.1
COLONIAL PROPERTIES TRUST
(an Alabama Real Estate Investment Trust)
Preferred Shares, Common Shares, Common Share Warrants and Depositary Shares
UNDERWRITING AGREEMENT
September 15, 2005
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
and
Wachovia Capital Markets, LLC
As representatives of the several underwriters named
in the Terms Agreement of even date herewith

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, NY 10080
Ladies and Gentlemen:
     Colonial Properties Trust, an Alabama real estate investment trust (the “Company”) and the direct general partner of Colonial Realty Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”), proposes to issue and sell preferred shares of beneficial interest (“Preferred Shares”), common shares of beneficial interest, $.01 par value (“Common Shares”), and warrants exercisable for Common Shares (“Common Share Warrants”), from time to time, in one or more offerings on terms to be determined at the time of sale. The Preferred Shares may be offered in the form of depositary shares (the “Depositary Shares”) represented by depositary receipts (the “Depositary Receipts”). Each series of Preferred Shares may vary as to the specific number of shares, title, stated value, liquidation preference, issuance price, ranking, dividend rate or rates (or method of calculation), dividend payment dates, redemption provisions, sinking fund requirements, conversion or exchange provisions and any other variable terms established by the Company’s Board of Trustees. The Common Share Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”). As used herein, “Securities” shall mean the Preferred Shares, Common Shares, Common Share Warrants, Depositary Shares and Depositary Receipts and “Warrant Securities” shall mean the Common Shares issuable upon exercise of Common Share Warrants. As used herein, “you” and “your”, unless the context otherwise requires, shall mean the parties to whom this underwriting agreement (this “Agreement”) is addressed together with the other parties, if any, identified in the applicable Terms Agreement (as defined herein) as additional co-managers with respect to Underwritten Securities (as hereinafter defined) purchased pursuant thereto.
     Whenever the Company determines to make an offering of Securities through you or through an underwriting syndicate managed by you, the Company will enter into an agreement (the “Terms Agreement”) providing for the sale of such Securities (the “Underwritten Securities”) to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (the “Underwriters”, which term shall include you whether acting alone in the sale of the Underwritten Securities or as a member of an underwriting syndicate and any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Underwritten Securities shall specify the number of Underwritten Securities of each class or series to be initially issued (the “Initial Underwritten Securities”), whether the Initial Underwritten Securities shall be in the form of Depositary Shares and the fractional amount of Preferred Shares represented by each Depositary Share, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Initial Underwritten Securities which each such Underwriter severally agrees to purchase, the names of such of you or such other Underwriters acting as co-managers, if any, in connection with such offering, the price at which the Initial Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the time, date and place of delivery and payment, any delayed delivery arrangements and any other variable terms of the Initial Underwritten Securities (including but not limited to, current ratings, designations, liquidation preferences, conversion or exchange provisions, redemption provisions and sinking fund requirements (in the case of Preferred Shares only) and the terms of the Warrant Securities and the terms, prices and dates upon which such Warrant Securities may be purchased). In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Underwritten Securities to cover over-allotments, if any, and the number of Underwritten Securities subject to such option (the “Option Securities”). As used herein, the term “Underwritten Securities” shall include the Initial Underwritten Securities and all or any portion of the Option Securities agreed to be purchased by the Underwriters as provided herein, if any. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Underwritten Securities through you or through an underwriting syndicate managed by you will be governed by this Agreement, as supplemented by the applicable Terms Agreement.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-105141) for the registration of up to $500,000,000 of the Securities and Warrant Securities and certain of the Company’s debt securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company has filed such amendments thereto as may have been required prior to the execution of the applicable Terms Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus constituting a part thereof, in each case as supplemented by a prospectus supplement relating to the offering of Underwritten Securities (the

“Prospectus Supplement”), including in each case all documents incorporated therein by reference as of the date of the Prospectus Supplement and as of the applicable Closing Time, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or otherwise, are collectively referred to herein as the “Registration Statement” and the “Prospectus”, respectively; provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Underwritten Securities to which it relates. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the 1933 Act (the “Rule 434 Prospectus”). If the Company files a registration statement to register a portion of the Securities and Warrant Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to be to both the registration statement referred to above (No. 333-105141) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act.
     Section 1. Representations and Warranties.
     (a) The Company and the Operating Partnership each severally represents and warrants to you, as of the date hereof, and to you and each other Underwriter named in the applicable Terms Agreement, as of the date thereof, as of each Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below) (in each case, a “Representation Date”), as follows:
     (i) The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement and the Prospectus, at the time the Registration Statement became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the Commission, complied, and as of each Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (except to the extent the failure to file the Operating Partnership’s credit agreement, dated November 22, 2002, and amendment thereto, dated December 16, 2003 in the Company’s Annual Report on Form 10- K for the year ended December 31, 2003 would constitute material non-compliance; such credit agreement and amendment thereto were filed by the Company on Form 8-K on March 30, 2004); the Registration Statement, at the time it became effective and at each time thereafter on which the Company filed an Annual Report on Form 10-K with the

Commission, did not, and at each time thereafter on which any amendment to the Registration Statement becomes effective or the Company files an Annual Report on Form 10-K with the Commission and as of each Representation Date, and at the Closing Time, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof, does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus.
     (ii) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States); and there have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission), in either case as required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.
     (iii) The historical financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company, its consolidated Subsidiaries (as defined herein) and the Operating Partnership as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“generally accepted accounting principles”) applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein; all “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) contained in the Registration Statement or the Prospectus comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.
     (iv) The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; the pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the pro forma financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.
     (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, and its Subsidiaries (which term, as used in this Agreement, includes majority-owned corporations, partnerships and other entities, including, the Operating Partnership, Colonial Properties Services Limited Partnership (the “Management Partnership” and Colonial Properties Services, Inc. (the “Management Corporation”), and includes direct and indirect Subsidiaries, if any) considered as one enterprise, or any of the real property or improvements thereon owned by either the Company or any of its Subsidiaries (each individually a “Property” and collectively the “Properties”), whether or not arising in the ordinary course of business, (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Properties has occurred, (c) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, and its Subsidiaries considered as one enterprise, and (d) except for regular quarterly dividends on the Company’s Common Shares or dividends or distributions declared, paid or made in accordance with the terms of any series of the Company’s Preferred Shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (vi) The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Alabama, with power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Terms Agreement and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

     (vii) The Agreement of Limited Partnership of the Operating Partnership, as amended and restated (the “Agreement of Limited Partnership”), has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and by the limited partners of the Operating Partnership and is a valid and binding agreement of the Company and such limited partners of the Operating Partnership, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of Delaware, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and the Operating Partnership considered as one enterprise.
     (viii) Each Subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and the Operating Partnership considered as one enterprise. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its Subsidiaries and described in the Prospectus.
     (ix) Each of the partnership agreements to which the Company or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company or any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, partnership agreement (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.
     (x) The authorized, issued and outstanding capital shares of the Company is as set forth in the applicable prospectus supplement under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment or stock purchase plans, employee and director stock option or restricted stock plans or upon the exercise of options or convertible securities referred to in the Prospectus); and such shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights.
     (xi) The Underwritten Securities being sold pursuant to this Agreement and the applicable Terms Agreement and, if applicable, the deposit of Preferred Shares in accordance with the provisions of a Deposit Agreement (each, a “Deposit Agreement”), among the Company, the financial institution named in the Deposit Agreement (the “Preferred Shares Depositary”) and the holders of the Depositary Receipts issued thereunder, have, as of each Representation Date, been duly authorized by the Company, and such Underwritten Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Terms Agreement, and such Underwritten Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in such Terms Agreement or any Delayed Delivery Contract (as hereinafter defined), will be validly issued, fully paid and non-assessable, and the issuance of such Underwritten Securities will not be subject to preemptive or other similar rights; the Preferred Shares and the Depositary Shares, if applicable, conform to the provisions established by the Board of Trustees of the Company; and the Underwritten Securities being sold pursuant to the applicable Terms Agreement conform in all material respects to all statements relating thereto contained in the Prospectus.
     (xii) If applicable, the Common Share Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; the issuance of the Warrant Securities upon exercise of the Common Share Warrants will not be subject to preemptive or other similar rights; and the Common Share Warrants conform in all material respects to all statements relating thereto contained in the Prospectus.
     (xiii) If applicable, the Common Shares issuable upon conversion of any of the Preferred Shares or the Depositary Shares or the Warrant Securities will have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be duly authorized and validly issued and will be fully paid and non-assessable, and the issuance of such shares upon conversion will not be subject to preemptive or other similar rights; the Common Shares issuable upon conversion of any of the Preferred Shares or the Depositary Shares or the Warrant Securities, conform in all material respects to all statements relating thereto contained in the Prospectus.

     (xiv) The applicable Warrant Agreement, if any, and the applicable Deposit Agreement, if any, will have been duly authorized, executed and delivered by the Company prior to the issuance of any applicable Underwritten Securities, and each constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Warrant Agreement, if any, and the Deposit Agreement, if any, each conforms in all material respects to all statements relating thereto contained in the Prospectus.
     (xv) If applicable, upon execution and delivery thereof pursuant to the terms of the Deposit Agreement, the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement, except as enforcement of such rights may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xvi) None of the Company or any of its Subsidiaries is in violation of its charter, by-laws, partnership agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such violation or default that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, and the execution, delivery and performance of this Agreement, the applicable Terms Agreement or the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Operating Partnership (with respect to this Agreement), each severally, with obligations hereunder and thereunder have been duly authorized by all necessary corporate, trust or partnership action, and will not materially conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the charter, by-laws, the partnership agreement or other organizational documents of the Company or any of its Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

     (xvii) The Company has qualified as a real estate investment trust (“REIT”) for its taxable years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004 and the Company is organized and operates in a manner that will enable it to continue to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ending December 31, 2005 and thereafter.
     (xviii) None of the Company or any of its Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its Subsidiaries threatened against or affecting the Company or any of its Subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect the property or assets thereof or which might materially and adversely affect the consummation of this Agreement, the applicable Terms Agreement, or the applicable Warrant Agreement, if any, or the applicable Deposit Agreement, if any, or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.
     (xx) The Company and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.
     (xxi) No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, the applicable Terms Agreement, or any Deposit Agreement, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws, real estate syndication laws or under the rules and regulations of the National Association of Securities Dealers, Inc.

     (xxii) The Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.
     (xxiii) The Company has full right, power and authority under its organizational documents to enter into this Agreement and the applicable Terms Agreement and the Delayed Delivery Contracts, if any, and this Agreement has been, and as of each Representation Date, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, will have been, duly authorized, executed and delivered by the Company.
     (xxiv) The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.
     (xxv) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 3(f), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (xxvi) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.
     (xxvii) None of the Company or any of its Subsidiaries, or any of the officers, directors, trustees or partners thereof has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Underwritten Securities, Common Shares issuable upon conversion of any of the Preferred Shares or the Depositary Shares or facilitation of the sale or resale of the Underwritten Securities.

     (xxviii) Except as otherwise disclosed in the Prospectus and except as would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise: (a) except for the portion of Bel Air Mall that is leased by the Company pursuant to long-term subordinated ground leases, the Company or its Subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned in fee and, at the Closing Time, the Company and its Subsidiaries will have good and marketable title in fee simple to all real property and improvements as described in the Prospectus as being owned in fee; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements owned by the Company or any of its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) none of the Company or any of its Subsidiaries, or to the knowledge of the Company, any lessee of any portion of the real property or improvements owned by the Company or any of its Subsidiaries, is in default under any of the leases pursuant to which the Company or any of its Subsidiaries leases such real property or improvements, and the Company and its Subsidiaries know of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (d) all the real property and improvements owned by the Company or its Subsidiaries comply with all applicable codes and zoning laws and regulations; and (e) the Company and its Subsidiaries have no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Company, any of its Subsidiaries or the Operating Partnership.
     (xxix) The Company, its Subsidiaries or the Operating Partnership has adequate title insurance on each Property owned in fee by the Company or its Subsidiaries.
     (xxx) Except as otherwise disclosed in the Prospectus, each of the Company and the Operating Partnership has no knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and the Operating Partnership considered as one enterprise; and in connection with the construction on or operation and use of the Properties, each of the Company, and the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, its Subsidiaries and the Operating Partnership considered as one enterprise.

     (xxxi) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (b) Any certificate signed by any officer of the Company in such capacity or as direct general partner of the Operating Partnership and delivered to you or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.
     Section 2. Purchase and Sale.
     (a) The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.
     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the applicable Terms Agreement relating to the Initial Underwritten Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the number of Option Securities set forth therein at the same price per Option Security as is applicable to the Initial Underwritten Securities less the amount of any distribution payable with respect to an Initial Underwritten Security but not payable with respect to an Option Security. Such option, if granted, will expire 30 days or such lesser number of days as may be specified in the applicable Terms Agreement after the Representation Date relating to the Initial Underwritten Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Underwritten Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by you, but shall not be later than three full business days and not be earlier than two full business days after the exercise of said option, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Underwritten Securities each such Underwriter has severally agreed to purchase as set forth in the applicable Terms Agreement bears to the total number of Initial Underwritten Securities (except as otherwise provided in the applicable Terms Agreement), subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional Initial Underwritten Securities.
     (c) Payment of the purchase price for, and delivery of, the Underwritten Securities to be purchased by the Underwriters shall be made at the office of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by you and the Company, at 9:00 A.M., New York City time, on the business day (unless postponed in accordance with the provisions of Section 10) specified in the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing, such Option Securities, shall be made at the above-mentioned offices of Sidley Austin Brown & Wood llp, or at such other place as shall be agreed upon by you and the Company on each Date of Delivery as specified in the notice from you to the Company. Unless otherwise specified in the applicable Terms Agreement, payment shall be made by wire transfer of immediately available funds to the Company against delivery to you for the respective accounts of the Underwriters for the Underwritten Securities to be purchased by them. The Underwritten Securities or, if applicable, the Depositary Receipts evidencing the Depositary Shares, shall be in such authorized denominations and registered in such names as you may request in writing at least one business day prior to the applicable Closing Time or Date of Delivery, as the case may be. The Underwritten Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to the Closing Time or Date of Delivery, as the case may be.
     (d) If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Underwritten Securities from the Company pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the respective accounts of the Underwriters, a fee specified in the applicable Terms Agreement for each of the Underwritten Securities for which Delayed Delivery Contracts are made at the Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types described in the Prospectus. At the Closing Time, the Company will enter into Delayed Delivery Contracts (for not less than the minimum number of Underwritten Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate number of Underwritten Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.
     You shall submit to the Company, at least two business days prior to the Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the number of Underwritten Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to the Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the number of Underwritten Securities to be covered by each such Delayed Delivery Contract.
     The number of Underwritten Securities agreed to be purchased by the several Underwriters pursuant to the applicable Terms Agreement shall be reduced by the number of Underwritten Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total number of Underwritten Securities to be purchased by all Underwriters shall be the total number of Underwritten Securities covered by the applicable Terms Agreement, less the number of Underwritten Securities covered by Delayed Delivery Contracts.
     Section 3. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with you, and with each Underwriter participating in the offering of Underwritten Securities, as follows:
     (a) Immediately following the execution of the applicable Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Underwritten Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Underwritten Securities are being issued, the names of the Underwriters participating in the offering and the number of Underwritten Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Underwritten Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Underwritten Securities; and the Company will transmit copies of the Prospectus Supplement to the Commission for filing pursuant to and in accordance with Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus (including such Prospectus Supplement) as you shall reasonably request. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the 1933 Act Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the business day immediately succeeding the date of the applicable Terms Agreement.
     (b) The Company will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any Prospectus Supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (c) At any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, the Company will give you notice of its intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, 1934 Act or otherwise (including any revised Prospectus which the Company proposes for use by the Underwriters in connection with an offering of Underwritten Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement first becomes effective, whether or not such revised Prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations, or any abbreviated term sheet prepared in reliance on Rule 434 of the 1933 Act Regulations), and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or preparation, as the case may be, and will not file or prepare any such amendment or supplement or other documents in a form to which you or counsel for the Underwriters shall reasonably object.
     (d) The Company will deliver to each Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.
     (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.
     (f) If at any time when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

     (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Underwritten Securities, the Warrant Securities, if any, and Common Shares issuable upon conversion of the Preferred Shares or the Depositary Shares for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate. In each jurisdiction in which the Underwritten Securities, the Warrant Securities, if any, and Common Shares issuable upon conversion of the Preferred Shares or the Depositary Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Underwritten Securities and the Warrant Securities; provided, however, that the Company shall not be obligated to (A) qualify as a foreign entity in any jurisdiction where it is not so qualified, (B) file any general consent to service of process, or (C) take any action that would subject it to income taxation in any such jurisdiction.
     (h) With respect to each sale of Underwritten Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.
     (i) The Company will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for the taxable year in which sales of the Underwritten Securities are to occur.
     (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.
     (k) If the Preferred Shares or the Depositary Shares are convertible into Common Shares, the Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of Common Shares for the purpose of enabling the Company to satisfy any obligations to issue such shares upon conversion of the Preferred Shares or the Depositary Shares, as the case may be, or upon the exercise of the Common Share Warrants.
     (l) If applicable, the Company will use its best efforts to list the Underwritten Securities on the New York Stock Exchange or such other national exchange on which the Company’s Common Shares are then listed.
     (m) If Preferred Shares or the Depositary Shares are convertible into Common Shares, the Company will use its best efforts to list the Common Shares issuable on Conversion of the Preferred Shares or the Depositary Shares on the New York Stock Exchange or such other national exchange on which the Company’s Common Shares are then listed.
     (n) The Company acknowledges and agrees that (i) the purchase and sale of the Underwritten Securities pursuant to this Agreement and the Terms Agreement, including the determination of the public offering price of the Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the Terms Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Underwritten Securities contemplated by this Agreement or the Terms Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Underwritten Securities contemplated by this Agreement and the Terms Agreement except the obligations expressly set forth in this Agreement and the Terms Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     (o) Each of the Company and the Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Underwritten Securities, will comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement or the applicable Terms Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the reproduction and filing of this Agreement, the applicable Terms Agreement and, if applicable, a Deposit Agreement, (iii) the preparation, issuance and delivery of the Underwritten Securities and the Warrant Securities, if any, to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Underwritten Securities, the Warrant Securities and the Common Shares issuable upon conversion of Preferred Shares or the Depositary Shares, if any, under securities laws and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the providing and delivery to the Underwriters of copies of the applicable Warrant Agreement, if any, (ix) any fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (x) the fees and expenses, if any, incurred with respect to the listing of the Underwritten Securities, or the Common Shares issuable on conversion of the Preferred Shares or the Depositary Shares, if any, on any national securities exchange, and (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. (if applicable).

     If the applicable Terms Agreement is terminated by you in accordance with the provisions of Section 5, Section 9(b)(i) or 9(b)(ii), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     Section 5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership herein contained, to the accuracy of the statements of the Company’s officers on behalf of the Company, and on behalf of the Company in its capacity as direct general partner of the Operating Partnership, made in any certificate pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of all of its covenants and other obligations hereunder, and to the following further conditions:
     (a) At Closing Time and at any Date of Delivery, (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (ii) if Preferred Shares or Depositary Shares are being offered, the rating assigned by any “nationally recognized statistical rating organization” (as defined by Rule 436(g)(2) of the 1933 Act Regulations) to any preferred shares of the Company as of the date of the applicable Terms Agreement shall not have been lowered since such date nor shall such rating organization have publicly announced that it has under surveillance or review its rating of any preferred shares of the Company, and since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s other securities or any of the Operating Partnership’s securities by any such ratings organization, and no such ratings organization shall have publicly announced that it has under surveillance or review its rating of any of the Company’s other securities or any of the Operating Partnership’s securities; and (iii) there shall not have come to your attention any facts that would reasonably cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to purchasers of the Underwritten Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
     (b) At Closing Time, you shall have received:
     (1) The favorable opinion, dated as of Closing Time, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.
     (2) The favorable opinion, dated as of Closing Time, of Leitman, Siegal & Payne, P.C., special real estate counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit D hereto.
     (3) The favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters.

     (4) The favorable opinion, dated as of Closing Time, of Sirote & Permutt, P.C. (or other counsel reasonably satisfactory to counsel for the Underwriters), in form and substance satisfactory to counsel for the Underwriters, relating to the matters of Alabama law, to the effect set forth in Exhibit E hereto.
          In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Hogan & Hartson L.L.P., Leitman, Siegal & Payne, P.C. and Sidley Austin Brown & Wood llp may rely, (1) as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company, (2) with respect to certain other matters, upon certificates of appropriate government officials in such jurisdiction, and Hogan & Hartson L.L.P. and Sidley Austin Brown & Wood llp may additionally rely, as to matters involving the laws of the State of Alabama, upon the opinion of Sirote & Permutt, P.C. (Alabama counsel for the Company and the Operating Partnership) in form and substance satisfactory to counsel for the Underwriters.
     (c) At Closing Time and any relevant Date of Delivery, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or any of the Properties, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Company, or the Operating Partnership, threatened against the Company, any of its Subsidiaries, or any of the Properties before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its Subsidiaries, considered as one enterprise or any of the Properties; and you shall have received a certificate of the President and Chief Executive Officer or a Vice President of the Company and of the Executive Vice President and Secretary of the Company, and a certificate of the Secretary of the Company, in its capacity as general partner of the Operating Partnership, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the representations and warranties in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date. As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.
     (d) At the time of the execution of the applicable Terms Agreement, you shall have received a letter dated such date from (i) PricewaterhouseCoopers LLP with respect to the financial statements and certain financial information of the Company and its Subsidiaries set forth in or incorporated by reference in the Registration Statement and the Prospectus and (ii) Ernst & Young LLP with respect to the financial statements and certain financial information of Cornerstone Realty Income Trust, Inc. set forth in or incorporated by reference in the Registration Statement and the Prospectus, each such letter containing statements and information of the type ordinarily included in accountants’ “comfort letters” and in form and substance reasonably satisfactory to you.

     (e) At Closing Time, you shall have received a letter, dated as of Closing Time, from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (d) of this Section, except that the “specified date” referred to shall be a date not more than three days prior to such Closing Time.
     (f) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities and the Warrant Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Underwritten Securities and the Warrant Securities, as herein contemplated shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.
     (g) In the event that the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and the Operating Partnership hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, you shall have received:
     (1) A certificate, dated such Date of Delivery, of the President and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and of the President and Chief Executive Officer of the Company, in its capacity as general partner of the Operating Partnership, confirming that the certificates delivered at the Closing Time pursuant to Section 5(c) hereof remain true and correct as of such Date of Delivery.
     (2) The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.
     (3) The favorable opinion of Leitman, Siegal & Payne, P.C., special real estate counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.
     (4) The favorable opinion of Sidley Austin Brown & Wood llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

     (5) The favorable opinion of Sirote & Permutt, P.C. (or other counsel reasonably satisfactory to counsel for the Underwriters), dated such Date of Delivery, relating to the matters of Alabama law and otherwise to the same effect as the opinion required by Section 5(b)(4) hereof.
     (6) A letter from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, in form and substance reasonably satisfactory to you and dated such Date of Delivery, substantially the same in form and substance as the letters furnished to you pursuant to Section 5(e) hereof, except that the “specified date” in the letters furnished pursuant to this Section 5(g)(6) shall be a date not more than three days prior to such Date of Delivery.
     (h) If applicable, at Closing Time, each of the executive officers of the Company shall have entered into an agreement substantially in the form of Exhibit 1 to the Terms Agreement.
     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time or Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.
     Section 6. Indemnification. (a) The Company and the Operating Partnership, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:
     (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) or Rule 434 of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in the Company’s press release dated September 9, 2005 or the omission, or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

     (3) against any and all expense whatsoever (including, the fees and disbursements of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) and the Prospectus (or any amendment or supplement thereto); and provided further that the Company will not be liable to any Underwriter with respect to the Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of the requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the time of such sale, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof to the Underwriter and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus to the party or parties asserting such loss, liability, claim, damage or expense at or prior to the written confirmation of sale would have constituted the sole claim asserted by such person.
     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Operating Partnership, the trustees of the Company, each of the officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).
     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     (d) For purposes of this Section 6, all references to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copies filed with the Commission pursuant to EDGAR.
     Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Operating Partnership and the Underwriters with respect to the offering of the Underwritten Securities shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Operating Partnership and one or more of the Underwriters in respect of such offering, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus in respect of such offering bears to the initial public offering price appearing thereon and the Company and the Operating Partnership are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities purchased by it pursuant to the applicable Terms Agreement and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. For purposes of this Section 7, the Company and the Operating Partnership shall be deemed one party jointly and severally liable for any obligations hereunder.
     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or the applicable Terms Agreement, or contained in certificates of officers of the Company and the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement or the applicable Terms Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of and payment for the Underwritten Securities.

     Section 9. Termination of Agreement.
     (a) This Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company, the Operating Partnership or by you upon the giving of 30 days’ written notice of such termination to the other parties hereto.
     (b) You may also terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time or any Date of Delivery (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, any of its Subsidiaries or the Operating Partnership, whether or not arising in the ordinary course of business, or (ii) if Preferred Shares or Depositary Shares are being offered and the rating assigned by any “nationally recognized statistical rating organization” to any preferred shares of the Company as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any security of the Company or the Operating Partnership on what is commonly termed a “watch list” for possible downgrading; (iii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgment (after notice to the Company), impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iv) if trading in any of the securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal, New York or Alabama authorities. As used in this Section 9(b), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Underwritten Securities.
     (c) In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Underwritten Securities shall remain in effect so long as any Underwriter owns any such Underwritten Securities purchased from the Company pursuant to the applicable Terms Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.
     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you shall not have completed such arrangements within such 24-hour period, then:
     (a) if the total number of Defaulted Securities does not exceed 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the total number of Defaulted Securities exceeds 10% of the total number of Underwritten Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.
     In the event of any such default which does not result in a termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.
     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Jeff Horowitz, Managing Director; and notices to the Company shall be directed to it at 2101 6th Avenue North, Suite 750, Birmingham, Alabama, 35203, attention: Chief Financial Officer.
     Section 12. Parties. This Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon you and the Company, the Operating Partnership and any Underwriter who becomes a party to such Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or the applicable Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or such Terms Agreement or any provision herein or therein contained. This Agreement and the applicable Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. This Agreement and the applicable Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.
     Section 14. Counterparts. This Agreement and the applicable Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.
[Signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

COLONIAL PROPERTIES TRUST

By:	/s/ Weston M. Andress

Name: Weston M. Andress
Title: Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP, the Operating Partnership

By:	Colonial Properties Trust
(its general partner)

By:	/s/ Weston M. Andress

Name: Weston M. Andress
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Alexander Virtue

Name: Alexander Virtue Title: Vice President, Investment Banking

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Raymond G. Williamson, Jr.

Name: Raymond G. Williamson, Jr. Title: Vice President
On their own behalf and as representatives of the other Underwriters named in the Terms Agreement of even date herewith

Exhibit A
COLONIAL PROPERTIES TRUST
(an Alabama Real Estate Investment Trust)
Common Shares of Beneficial Interest
TERMS AGREEMENT
Dated:                     , 200

To:	COLONIAL PROPERTIES TRUST
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35203
Attention: Chairman of the Board of Trustees
Ladies and Gentlemen:
          and                                                             , on their own behalf and as representatives of certain underwriters named below (collectively, the “Underwriters”) understand that Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), proposes to issue and sell the number of its common shares of beneficial interest, $.01 par value (the “Underwritten Securities”) specified herein. Subject to the terms and conditions set forth and incorporated by reference herein, the Underwriters, acting severally and not jointly, offer to purchase the number of Initial Underwritten Securities set forth below opposite their respective names at the purchase price set forth below.

Number of
Initial
Underwritten
Underwriter	Securities

[Name of Underwriter]	[ ]
[Name of Underwriter]	[ ]
[Name of Underwriter]	[ ]
[Name of Underwriter]	[ ]
[Name of Underwriter]	[ ]
[Name of Underwriter]	[ ]

Total	[ ]

The Underwritten Securities shall have the following terms:
Title :
     Common Shares of Beneficial Interest, $.01 par value (the “Common Shares”)
Number of Initial Underwritten Securities:
     [       ] shares
Number of Option Securities:
     [      ] shares
Initial public offering price per share:
     $[       ]
Purchase price per Initial Underwritten Security:
     $[       ]
Purchase price per Option Security:
$[       ], less the amount of any distribution payable with respect to an Initial Underwritten Security but not payable with respect to an Option Security.
Underwriters’ discount:
     [       ]%
Concession:
     $[       ]
Reallowance:
     $[      ]
Delayed Delivery Contracts:
     [            ]

2

Black-out provisions:
     Neither the Company nor the Operating Partnership will, during a period commencing on the date of this Terms Agreement and ending on the___ day after such date, without the prior written consent of___, directly or indirectly, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any Common Shares or securities convertible into or exercisable or exchangeable for any Common Shares, except for (i) Common Shares issued pursuant to this Terms Agreement, (ii) Common Shares that may be issued pursuant to dividend reinvestment and stock purchase plans, employee and trustee stock option and restricted stock plans, (iii) Common Shares that may be issued pursuant to redemption of limited partnership interests of the Operating Partnership or (iv) limited partnership units of the Operating Partnership as partial or full payment for properties acquired or to be acquired by the Company, the Operating Partnership or an affiliate of the Company (including mortgage or leasehold interests or in conjunction with any joint venture transaction to which the Company, the Operating Partnership or an affiliate of the Company is or becomes a party).
Lock-up provisions:
     At the Closing Time, each of the executive officers of the Company shall have entered into an agreement substantially in the form of Exhibit 1 hereto.
Other terms and conditions:
     None
Closing time, date and location:
     Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York at 9:00 A.M., Eastern Time, on                                         , 200                      .
     All the provisions contained in the Underwriting Agreement of even date herewith among the Underwriters, the Company and the Operating Partnership are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

3

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

[Name of Underwriter]

By: [Name of Underwriter]

By:

Name:
Title:

[Name of Underwriter]

By:

Name:
Title:

On their own behalf and as Representatives of the other Underwriters named above.

Accepted:

COLONIAL PROPERTIES TRUST

By:

Name:
Title:

COLONIAL REALTY LIMITED PARTNERSHIP,
the Operating Partnership

By:	Colonial Properties Trust
(its general partner)

By:

Name:
Title:

4

Exhibit 1
Colonial Properties Trust
Lock-Up Agreement
, 200
[Names of Underwriters]
As representatives of the several underwriters named
in the Terms Agreement of even date herewith
c/o [Name and address of representatives]
          Re:   Colonial Properties Trust—Lock-Up Agreement
Ladies and Gentlemen:
          The undersigned understands that                                                              and                                                              , on their own behalf and as representatives of certain underwriters (collectively, the “Underwriters”), propose to enter into an Underwriting Agreement and a related Terms Agreement, each expected to be dated on or about                                         , 200                     with Colonial Properties Trust, an Alabama real estate investment trust (the “Company”) and Colonial Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), relating to the public offering (the “Public Offering”) of up to                                         common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”, and such                     Common Shares, the “Underwritten Securities”), including                     Common Shares which may be issued upon exercise by the Underwriters of their option to purchase Common Shares to cover any over-allotments, pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission.
          In consideration of the agreement by the Underwriters to purchase the Underwritten Securities, the undersigned agrees that, during the period beginning from the date of the prospectus supplement covering the public offering of the Underwritten Securities and continuing to and including the date                     days after the date of such prospectus supplement, the undersigned will not directly or indirectly offer or sell, grant any option for the sale of, or enter into any agreement to sell any Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares.
          The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares even if such

Common Shares or other securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.
          Notwithstanding the foregoing, the undersigned may transfer any of Common Shares or any securities convertible into or exercisable or exchangeable for any Common Shares (a) by gift, will or intestate succession to members of the undersigned’s immediate family or to trusts the beneficiaries of which are exclusively the undersigned and/or one or more members of the undersigned’s immediate family, so long as such family members or trusts agree to the same___ -day limitation specified above and (b) with the prior written consent of___.
          The undersigned understands that the Company, the Operating Partnership and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Signature

2

Exhibit B
COLONIAL PROPERTIES TRUST
(an Alabama Real Estate Investment Trust)
[Title of Securities]
DELAYED DELIVERY CONTRACT
, 200_
COLONIAL PROPERTIES TRUST
2101 6th Avenue North, Suite 750
Birmingham, Alabama 35203
Attention: Chairman of the Board of Trustees
Dear Sirs:
     The undersigned hereby agrees to purchase from Colonial Properties Trust (the “Company”), and the Company agrees to sell to the undersigned on ___, 200___(the “Delivery Date”), of the Company’s [insert title of security] (the “Securities”), offered by the Company’s Prospectus dated ___, 200_, as supplemented by its Prospectus Supplement dated ___, 200___, receipt of which is hereby acknowledged at a purchase price of [$___] [and, $___ per Warrant, respectively] to the Delivery Date, and on the further terms and conditions set forth in this contract.
     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in Federal or other same day funds at the office of
               , on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ___, 200___, shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ___, 200___ between the Company and the Underwriters. The obligation of the

B-1

undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payments for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.
     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.
     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.
     This contract will inure to the benefit of and binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     It is understood that the Company will not accept Delayed Delivery Contracts for a number of Securities in excess of ___ and that the acceptance of any Delayed Delivery Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.
     This Agreement shall be governed by the laws of the State of New York.

Yours very truly,

(Name of Purchaser)

By

(Title)

(Address)

Accepted as of the date first above written.

COLONIAL PROPERTIES TRUST

By

(Title)

B-2

PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING
     The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows: (Please print.)

Name	Telephone No.
(including Area Code)

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